UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2019

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1810

Chicago, Illinois 60601

(Address of principal executive offices, including zip code)

(844) 445-5704

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On February 13, 2019, Xeris Pharmaceuticals, Inc. (the “Company”) announced the pricing of its offering of 5,880,000 shares of its common stock as part of the Company’s previously announced underwritten offering at a public offering price of $10.00 per share, less the underwriting discount (the “Offering”). The Company’s proceeds from the Offering, after the underwriting discount and before estimated expenses of the Offering, were approximately $54.6 million. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 882,000 shares of its common stock at the public offering price.

On February 11, 2019, the Company issued a press release announcing the Offering. On February 13, 2019, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Xeris Pharmaceuticals, Inc. on February 11, 2019.

99.2	Press release issued by Xeris Pharmaceuticals, Inc. on February 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2019	Xeris Pharmaceuticals, Inc.

	By:	/s/ Barry Deutsch
		Name:	Barry Deutsch
		Title:	Chief Financial Officer